Exhibit 99.1
For immediate release
April 22, 2009
INVESTOR CONTACT
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR Q1 2009
DALLAS — April 22, 2009 — Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the first quarter of 2009.
•	Loans held for investment were flat and total loans decreased 2% on a linked quarter basis and grew 15% and 19%, respectively, from Q1 2008

•	Demand deposits grew 4% and total deposits declined 10% on a linked quarter basis and grew 21% and declined 5%, respectively, from Q1 2008

•	Net income increased 76% on a linked quarter basis and decreased 24% from Q1 2008

•	Net income available to common shareholders increased 49% on a linked quarter basis and decreased 35% from Q1 2008

•	EPS increased 55% on a linked quarter basis and decreased 43% from Q1 2008
“We are pleased with the results for this quarter, especially in light of the challenging economic environment,” said George Jones, CEO. “We are taking advantage of some unique opportunities presented by these circumstances. We are glad we are in Texas, as economists believe Texas will emerge from this downturn faster and better positioned than the rest of the country.”
FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q1 2009	Q1 2008	% Change
QUARTERLY OPERATING RESULTS
Net Income(1)	$6,125	$8,030	(24%)
Net Income Available to Common Shareholders(1)	$5,195	$8,030	(35%)
Diluted EPS(1)	$.17	$.30	(43%)
ROA(1)	.48%	.76%
ROE(1)	5.44%	10.64%
Diluted Shares	31,072	26,528

	2009	2008	% Change
BALANCE SHEET
Total Assets(1)	$5,009,931	$4,351,514	15%
Demand Deposits	608,939	503,554	21%
Total Deposits	3,010,960	3,155,313	(5)%
Loans Held for Investment	4,019,247	3,493,631	15%
Total Loans(1)	4,446,229	3,733,491	19%
Stockholders’ Equity	471,990	312,016	51%

(1)	From continuing operations

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income available to common shareholders from continuing operations of $5.2 million for the quarter ended March 31, 2009 compared to $8.0 million for the first quarter of 2008. On a fully diluted basis, earnings per common share from continuing operations were $.17 for the three months ended March 31, 2009, compared to $.30 for the same quarter last year. The effect of the TARP preferred stock dividends net of income earned on the TARP proceeds reduced earnings per share by $.03 for the three months ended March 31, 2009. Shares for the first quarter of 2009 were affected by the issuance of 4 million shares in September 2008. Results of discontinued operations were net losses of $95,000 and $148,000 for the first quarter 2009 and 2008, respectively. The discussion below relates only to continuing operations.
Return on average equity was 5.44 percent and return on average assets was .48 percent for the first quarter of 2009, compared to 10.64 percent and .76 percent, respectively for the first quarter of 2008. The reduction in the ROE resulted primarily from the 51 percent increase in stockholders’ equity since March 31, 2008.
Net interest income was $41.2 million for the first quarter of 2009, compared to $36.6 million for the first quarter of 2008. The increase was due to an increase in average earning assets of $900.5 million over levels reported in the first quarter of 2008. The increase in average earning assets included a $538.3 million increase in average loans held for investment and an increase of $415.7 million in average loans held for sale, offset by a decrease of $60.5 million in average securities. The net interest margin in the first quarter of 2009 was 3.39 percent, a 26 basis point decrease from the first quarter of 2008 and a 2 basis point decrease from the fourth quarter of 2008 due to asset sensitivity, funding costs associated with growth and the impact of the increase in non-accrual loans.
Average total deposits increased by $182.4 million from the first quarter of 2008 and decreased by $125.7 million from the fourth quarter of 2008. For the same periods, the average balance of demand deposits increased by $167.4 million or 36 percent to $636.7 million from $469.3 million during the first quarter of 2008 and increased $70.2 million, or 12 percent, from the fourth quarter of 2008.
As a result of the overall economic downturn, we have experienced increases in levels of non-performing assets. In the first quarter of 2009, net charge-offs were $2.6 million, compared to net charge-offs of $2.6 million in the first quarter of 2008 and net charge-offs of $5.2 million in the fourth quarter of 2008. Non-accrual loans were $50.7 million or 1.26 percent of loans at the end of the first quarter of 2009, compared to $13.6 million, or .39 percent of loans at the end of the first quarter of 2008, and $47.5 million, or 1.18 percent of loans at the end of the fourth quarter of 2008. Loans 90 days past due and still accruing were $4.6 million at the end of the first quarter of 2009 compared to $5.2 million at the end of the first quarter of 2008, and $4.1 million at the end of the fourth quarter of 2008. At March 31, 2009, the $4.6 million of past due loans included $1.7 million in premium finance loans. At March 31, 2009, total other real estate owned was $27.5 million compared to $3.1 million at the end of the first quarter of 2008, and $25.9 million at the end of the fourth quarter of 2008. The Company recorded an $8.5 million provision for loan losses in the first quarter of 2009, compared to $3.8 million in the first quarter of 2008 and $11.0 million in the fourth quarter of 2008. The first quarter provision resulted in an increase in the reserve to 1.31 percent of loans held for investment as compared to .97 percent at March 31, 2008, and 1.16 percent at the end of the fourth quarter of 2008. In management’s opinion, the reserve is adequate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio.
Non-interest income for the first quarter of 2009 increased $1.2 million, or 21 percent, to $6.9 million from $5.7 million in the first quarter of 2008. The increase is primarily related to a $1.4 million increase in brokered loan fees, a $408,000 increase in service charge income, and offset by a $332,000 decrease in trust fee income.

Non-interest expense for the first quarter of 2009 increased $4.0 million, or 15 percent, to $30.3 million from $26.3 million in the first quarter of 2008. The increase is primarily related to an $877,000 increase in salaries and employee benefits to $16.2 million from $15.3 million, which was primarily due to general business growth. Additionally, other non-interest expense increased $2.7 million to $6.7 million and included an increase in OREO-related expenses of approximately $1.1 million and an increase in FDIC assessment expense of $1.2 million.
Stockholders equity increased by 51 percent from $312.0 million in March 2008 to $472.0 million at the end of the first quarter of 2009. Contributing to the increase was retained net income of $23.0 million and proceeds of sales of common and preferred stock totaling $130.0 million. In September 2008, we raised $55.0 million in common equity from institutional investors. On January 16, 2009, we completed the issuance of $75.0 million of perpetual preferred stock and related warrants under the U.S. Department of Treasury’s voluntary Capital Purchase Program (“the Program”). In November 2008, we applied for up to $130.0 million of additional capital under the Program. After receiving approval for the $130.0 million, we determined that we would accept $75.0 million under the Program, strengthening our position in a difficult economic environment. We were well capitalized under regulatory guidelines prior to the capital additions, but the $130 million from the two transactions strengthened our already well-capitalized position. At March 31, 2009, our ratio of tangible common equity to total tangible assets was 7.8%.
On April 15, 2009, we filed a universal shelf registration on Form S-3 which allows us to issue from time to time up to $150 million of various debt and equity securities such as senior debt securities, subordinated debt securities, convertible debt, preferred stock, common stock, warrants, and units.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2009	2008	2008	2008	2008

CONSOLIDATED STATEMENT OF INCOME
Interest income	$55,806	$58,873	$62,240	$61,008	$66,809
Interest expense	14,589	20,161	23,974	22,848	30,210

Net interest income	41,217	38,712	38,266	38,160	36,599
Provision for loan losses	8,500	11,000	4,000	8,000	3,750

Net interest income after provision for loan losses	32,717	27,712	34,266	30,160	32,849
Non-interest income	6,900	5,950	4,885	5,952	5,683
Non-interest expense	30,306	28,443	27,675	27,256	26,277

Income from continuing operations before income taxes	9,311	5,219	11,476	8,856	12,255
Income tax expense	3,186	1,732	3,911	3,056	4,225

Income from continuing operations	6,125	3,487	7,565	5,800	8,030
Loss from discontinued operations (after-tax)	(95)	(100)	(252)	(116)	(148)

Net income	6,030	3,387	7,313	5,684	7,882
Preferred stock dividends	930	—	—	—	—

Net income available to common shareholders	$5,100	$3,387	$7,313	$5,684	$7,882

Diluted EPS from continuing operations	$.17	$.11	$.27	$.22	$.30
Diluted EPS	$.16	$.11	$.26	$.21	$.30

Diluted shares	31,072,444	31,037,610	27,792,938	26,805,358	26,527,904

CONSOLIDATED BALANCE SHEET DATA
Total assets	$5,009,931	$5,139,564	$4,742,043	$4,662,507	$4,351,514
Loans held for investment	4,019,247	4,027,871	3,840,172	3,704,262	3,493,631
Loans held for sale	426,982	496,351	343,002	328,838	239,860
Securities	361,898	378,752	365,145	390,223	425,513
Demand deposits	608,939	587,161	561,227	610,629	503,554
Total deposits	3,010,960	3,333,187	3,388,963	3,593,077	3,155,313
Other borrowings	1,386,783	1,280,607	835,025	621,127	751,482
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	471,990	387,073	380,858	314,917	312,016

End of period shares	31,014,575	30,971,189	30,844,202	26,780,386	26,631,763
Book value (excluding securities gains/losses)	$12.64	$12.44	$12.33	$11.80	$11.55
Tangible book value (excluding securities gains/losses)	$12.39	$12.19	$12.08	$11.51	$11.26

SELECTED FINANCIAL RATIOS
From continuing operations
Net interest margin	3.39%	3.41%	3.47%	3.65%	3.65%
Return on average assets	.48%	.29%	.65%	.53%	.76%
Return on average equity	5.44%	3.61%	9.12%	7.40%	10.64%
Non-interest income to earning assets	.56%	.52%	.44%	.57%	.56%
Efficiency ratio	63.0%	63.7%	64.1%	61.8%	62.1%
Non-interest expense to earning assets	2.48%	2.49%	2.49%	2.59%	2.61%
From consolidated
Net interest margin	3.39%	3.41%	3.47%	3.65%	3.65%
Return on average assets	.47%	.28%	.63%	.52%	.74%
Return on average equity	5.36%	3.50%	8.81%	7.25%	10.45%

Tier 1 capital ratio	11.9%	10.0%	10.5%	9.3%	9.7%
Total capital ratio	13.0%	10.9%	11.4%	10.3%	10.8%
Tier 1 leverage ratio	11.0%	10.2%	10.5%	9.3%	9.4%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	March 31,	March 31,	%
	2009	2008	Change

Assets
Cash and due from banks	$60,631	$78,975	(23)%
Federal funds sold	10,000	—	100%
Securities, available-for-sale	361,898	425,513	(15)%
Loans held for sale	426,982	239,860	78%
Loans held for sale from discontinued operations	591	730	(19)%
Loans held for investment (net of unearned income)	4,019,247	3,493,631	15%
Less: Allowance for loan losses	52,727	34,021	55%

Loans held for investment, net	3,966,520	3,459,610	15%
Premises and equipment, net	8,457	6,092	39%
Accrued interest receivable and other assets	167,795	133,654	26%
Goodwill and intangibles, net	7,648	7,810	(2)%

Total assets	$5,010,522	$4,352,244	15%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$608,939	$503,554	21%
Interest bearing	1,984,946	1,718,339	16%
Interest bearing in foreign branches	417,075	933,420	(55)%

Total deposits	3,010,960	3,155,313	(5)%

Accrued interest payable	5,181	5,742	(10)%
Other liabilities	22,202	14,285	55%
Federal funds purchased	514,270	312,212	65%
Repurchase agreements	62,892	8,964	602%
Other short-term borrowings	809,621	430,306	88%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	4,538,532	4,040,228	12%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value
Authorized shares — 10,000,000
Issued shares — 75,000 at March 31, 2009	70,984	—	100%
Common stock, $.01 par value:
Authorized shares — 100,000,000
Issued shares — 31,014,575 and 26,631,763 at March 31, 2009 and March 31, 2008, respectively	310	266	17%
Additional paid-in capital	260,647	193,917	34%
Retained earnings	134,951	113,467	19%
Treasury stock (shares at cost: 417 at March 31, 2009 and 84,691 at March 31, 2008)	(8)	(581)	(99)%
Deferred compensation	—	573	(100)%
Accumulated other comprehensive income, net of taxes	5,106	4,374	17%

Total stockholders’ equity	471,990	312,016	51%

Total liabilities and stockholders’ equity	$5,010,522	$4,352,244	15%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)

	Three Months Ended
	March 31
	2009	2008

Interest income
Interest and fees on loans	$51,912	$61,897
Securities	3,851	4,860
Federal funds sold	15	40
Deposits in other banks	28	12

Total interest income	55,806	66,809
Interest expense
Deposits	11,579	21,724
Federal funds purchased	618	2,950
Repurchase agreements	14	322
Other borrowings	1,178	3,327
Trust preferred subordinated debentures	1,200	1,887

Total interest expense	14,589	30,210

Net interest income	41,217	36,599
Provision for loan losses	8,500	3,750

Net interest income after provision for loan losses	32,717	32,849
Non-interest income
Service charges on deposit accounts	1,525	1,117
Trust fee income	884	1,216
Bank owned life insurance (BOLI) income	274	311
Brokered loan fees	1,906	473
Equipment rental income	1,456	1,516
Other	855	1,050

Total non-interest income	6,900	5,683
Non-interest expense
Salaries and employee benefits	16,219	15,342
Net occupancy expense	2,754	2,365
Leased equipment depreciation	1,123	1,193
Marketing	555	677
Legal and professional	2,071	1,826
Communications and data processing	836	854
Other	6,748	4,020

Total non-interest expense	30,306	26,277

Income from continuing operations before income taxes	9,311	12,255
Income tax expense	3,186	4,225

Income from continuing operations	6,125	8,030
Loss from discontinued operations (after-tax)	(95)	(148)

Net income	6,030	7,882
Preferred stock dividends	930	—

Net income available to common stockholders	$5,100	$7,882

Basic earnings per common share:
Income from continuing operations	$.17	$.30
Net income	$.16	$.30

Diluted earnings per common share:
Income from continuing operations	$.17	$.30
Net income	$.16	$.30

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2009	2008	2008	2008	2008

Beginning balance	$46,835	$40,998	$38,460	$34,021	$32,821
Loans charged-off:
Commercial	1,695	535	592	3,165	3,086
Real estate — construction	60	1,195	553	118	—
Real estate — term	236	3,432	267	464	5
Consumer	419	64	129	—	—
Leases	226	—	—	—	29

Total	2,636	5,226	1,541	3,747	3,120
Recoveries:
Commercial	21	43	27	165	524
Consumer	—	—	13	—	—
Leases	7	—	12	21	46
Real estate — term	—	20	27	—	—

Total recoveries	28	63	79	186	570

Net charge-offs	2,608	5,163	1,462	3,561	2,550
Provision for loan losses	8,500	11,000	4,000	8,000	3,750

Ending balance	$52,727	$46,835	$40,998	$38,460	$34,021

Reserve to loans held for investment (2)	1.31%	1.16%	1.07%	1.04%	.97%
Reserve to average loans held for investment (2)	1.31%	1.21%	1.08%	1.07%	.98%
Net charge-offs to average loans (1) (2)	.26%	.53%	.15%	.40%	.29%
Net charge-offs to average loans for last twelve months(1) (2)	.34%	.35%	.28%	.25%	.16%
Provision for loan losses to average loans (1) (2)	.85%	1.13%	.42%	.89%	.43%

Non-performing loans:
Loans past due 90 days and still accruing (3) (4)	$4,637	$4,115	$2,970	$22,763	$5,199
Non-accrual (4)	50,683	47,499	46,579	16,753	13,564

Total	$55,320	$51,614	$49,549	$39,516	$18,763

Other real estate owned	$27,501	$25,904	$5,792	$5,615	$3,126

Reserve to non-performing loans	1.0x	.9x	.8x	1.0x	1.8x
Reserve to non-accrual loans	1.0x	1.0x	.9x	2.3x	2.5x
Reserve to non-performing assets	.6x	.6x	.7x	.9x	1.6x
Non-accrual loans to loans (2)	1.26%	1.18%	1.21%	.45%	.39%
Loans past due 90 days to loans (2)	.12%	.10%	.08%	.61%	.15%
Non-performing loans to loans (2)	1.38%	1.28%	1.29%	1.07%	.54%

(1)	Interim period ratios are annualized.

(2)	Excludes loans held for sale.

(3)	At March 31, 2009, loans past due 90 days and still accruing includes premium finance loans of $1.7 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(4)	At March 31, 2009, non-performing assets include $4.0 million of mortgage warehouse loans which were transferred to the loans held for investment portfolio at lower of cost or market, and some were subsequently moved to other real estate owned.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2009	2008	2008	2008	2008

Interest income
Interest and fees on loans	$51,912	$54,814	$57,909	$56,389	$61,897
Securities	3,851	4,031	4,281	4,550	4,860
Federal funds sold	15	27	40	61	40
Deposits in other banks	28	1	10	8	12

Total interest income	55,806	58,873	62,240	61,008	66,809
Interest expense
Deposits	11,579	16,075	18,338	16,715	21,724
Federal funds purchased	618	1,046	2,273	1,963	2,950
Repurchase agreements	14	79	86	54	322
Other borrowings	1,178	1,353	1,791	2,652	3,327
Trust preferred subordinated debentures	1,200	1,608	1,486	1,464	1,887

Total interest expense	14,589	20,161	23,974	22,848	30,210

Net interest income	41,217	38,712	38,266	38,160	36,599
Provision for loan losses	8,500	11,000	4,000	8,000	3,750

Net interest income after provision for loan losses	32,717	27,712	34,266	30,160	32,849
Non-interest income
Service charges on deposit accounts	1,525	1,133	1,161	1,288	1,117
Trust fee income	884	1,036	1,234	1,206	1,216
Bank owned life insurance (BOLI) income	274	315	299	315	311
Brokered loan fees	1,906	1,074	1,024	671	473
Equipment rental income	1,456	1,482	1,487	1,510	1,516
Other	855	910	(320)	962	1,050

Total non-interest income	6,900	5,950	4,885	5,952	5,683
Non-interest expense
Salaries and employee benefits	16,219	14,688	16,039	15,369	15,342
Net occupancy expense	2,754	2,534	2,300	2,432	2,365
Leased equipment depreciation	1,123	1,142	1,153	1,179	1,193
Marketing	555	882	521	649	677
Legal and professional	2,071	2,793	2,358	2,645	1,826
Communications and data processing	836	832	858	770	854
Other	6,748	5,572	4,446	4,212	4,020

Total non-interest expense	30,306	28,443	27,675	27,256	26,277

Income from continuing operations before income taxes	9,311	5,219	11,476	8,856	12,255
Income tax expense	3,186	1,732	3,911	3,056	4,225

Income from continuing operations	6,125	3,487	7,565	5,800	8,030
Loss from discontinued operations (after-tax)	(95)	(100)	(252)	(116)	(148)

Net income	6,030	3,387	7,313	5,684	7,882
Preferred stock dividends	930	—	—	—	—

Net income available to common stockholders	$5,100	$3,387	$7,313	$5,684	$7,882

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY — UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
Continuing Operations
(Dollars in thousands)

	1st Quarter 2009			4th Quarter 2008			3rd Quarter 2008			2nd Quarter 2008			1st Quarter 2008
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate

Assets
Securities — Taxable	$321,802	$3,431	4.32%	$313,992	$3,610	4.57%	$325,317	$3,852	4.71%	$356,445	$4,114	4.64%	$380,257	$4,424	4.68%
Securities — Non-taxable(2)	46,055	646	5.69%	46,272	648	5.57%	47,271	660	5.55%	48,129	671	5.61%	48,144	671	5.61%
Federal funds sold	14,923	15	0.41%	23,050	27	0.47%	8,001	40	1.99%	11,127	61	2.20%	4,714	40	3.41%
Deposits in other banks	11,207	28	1.01%	5,761	1	0.07%	2,554	10	1.56%	1,103	8	2.92%	1,251	12	3.86%
Loans held for sale	587,401	6,487	4.48%	316,409	4,441	5.58%	288,103	4,137	5.78%	246,026	3,654	5.97%	171,672	2,610	6.11%
Loans held for investment	4,022,180	45,425	4.58%	3,875,586	50,373	5.17%	3,781,289	53,772	5.66%	3,597,342	52,735	5.90%	3,483,840	59,287	6.84%
Less reserve for loan losses	46,686	—	—	38,145	—	—	38,180	—	—	33,181	—	—	33,519	—	—

Loans, net of reserve	4,562,895	51,912	4.61%	4,153,850	54,814	5.25%	4,031,212	57,909	5.71%	3,810,187	56,389	5.95%	3,621,993	61,897	6.87%

Total earning assets	4,956,882	56,032	4.58%	4,542,925	59,100	5.18%	4,414,355	62,471	5.63%	4,226,991	61,243	5.83%	4,056,359	67,044	6.65%
Cash and other assets	238,723			218,335			201,589			198,946			207,595

Total assets	$5,195,605			$4,761,260			$4,615,944			$4,425,937			$4,263,954

Liabilities and Stockholders’ Equity
Transaction deposits	$129,850	$44	0.14%	$103,111	$67	0.26%	$103,905	$122	0.47%	$111,587	$129	0.46%	$108,349	$145	0.54%
Savings deposits	745,355	1,420	0.77%	729,337	2,350	1.28%	778,956	3,371	1.72%	840,933	3,563	1.70%	790,185	5,118	2.61%
Time deposits	1,277,824	8,066	2.56%	1,405,426	10,603	3.00%	1,275,798	10,524	3.28%	930,698	8,345	3.61%	727,494	7,875	4.35%
Deposits in foreign branches	444,549	2,049	1.87%	555,573	3,055	2.19%	720,211	4,321	2.39%	755,593	4,678	2.49%	956,603	8,586	3.61%

Total interest bearing deposits	2,597,578	11,579	1.81%	2,793,447	16,075	2.29%	2,878,870	18,338	2.53%	2,638,811	16,715	2.55%	2,582,631	21,724	3.38%
Other borrowings	1,367,691	1,810	0.54%	881,868	2,478	1.12%	709,157	4,150	2.33%	830,482	4,669	2.26%	773,149	6,599	3.43%
Trust preferred subordinated debentures	113,406	1,200	4.29%	113,406	1,608	5.64%	113,406	1,486	5.21%	113,406	1,464	5.19%	113,406	1,887	6.69%

Total interest bearing liabilities	4,078,675	14,589	1.45%	3,788,721	20,161	2.12%	3,701,433	23,974	2.58%	3,582,699	22,848	2.56%	3,469,186	30,210	3.50%
Demand deposits	636,704			566,513			567,914			513,327			469,299
Other liabilities	23,619			21,323			16,452			14,613			22,071
Stockholders’ equity	456,607			384,703			330,145			315,298			303,398

Total liabilities and stockholders’ equity	$5,195,605			$4,761,260			$4,615,944			$4,425,937			$4,263,954

Net interest income		$41,443			$38,939			$38,497			$38,395			$36,834
Net interest margin			3.39%			3.41%			3.47%			3.65%			3.65%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)	Taxable equivalent rates used where applicable.